          SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 21, 2002
                     TO PROSPECTUS DATED NOVEMBER 21, 2002

                    WAMU MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2002-AR18
                  WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
                         DEPOSITOR AND MASTER SERVICER

    This supplement relates to the offering of a portion of the Washington Mutual Mortgage Pass-Through Certificates, Series 2002-AR18, Class A Certificates. The Class A Certificates were issued on November 25, 2002. In connection with their issuance, a substantial percentage of the Class A Certificates was purchased by Washington Mutual Bank, FA and Washington Mutual Bank, each an affiliate of Washington Mutual Mortgage Securities Corp. This supplement has been prepared in connection with the sale of those certificates (the 'currently offered certificates'), in a continuation of the public offering by which the Class A Certificates are being sold by Washington Mutual Mortgage Securities Corp., and includes information relating to the currently offered certificates immediately after the Distribution Date in November 2003.

    The Certificate Principal Balance of the currently offered certificates immediately after the Distribution Date in November 2003 is $390,158,450.

    The first Distribution Date applicable to investors who have purchased the currently offered certificates pursuant to this supplement will be January 26, 2004.

    Unless otherwise indicated, all capitalized terms used herein shall have the meanings given to them in the prospectus and prospectus supplement.

THIS SUPPLEMENT MAY BE USED TO OFFER AND SELL THE CERTIFICATES OFFERED HEREBY ONLY IF ACCOMPANIED BY THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT REFERRED TO ABOVE.

                                  Underwriter
                              LEHMAN BROTHERS INC.

               The date of this supplement is December 12, 2003.

                                  RISK FACTOR

THE MORTGAGE LOANS UNDERLYING THE CERTIFICATES    As of November 15, 2003, the mortgage loans
HAVE PREPAID AT A HIGH RATE                       underlying the certificates have prepaid at a rate
                                                  equal to 50.6% per annum. Since the issuance of the
                                                  certificates on November 25, 2002, a total of 1,573
                                                  of the 3,287 mortgage loans underlying the
                                                  certificates as of the date of issuance have been
                                                  prepaid in full or liquidated and are no longer
                                                  included in the mortgage pool. Higher than expected
                                                  prepayment rates could result in a lower than
                                                  expected yield to maturity on any class of
                                                  certificates purchased at a premium.

                        DESCRIPTION OF THE MORTGAGE POOL

    The following sets forth information relating to the mortgage pool as of November 15, 2003 (the 'Supplemental Reference Date'):

    As of the Supplemental Reference Date, the mortgage pool consisted of 1,714 mortgage loans that had an aggregate principal balance of approximately $985,483,689.

    The aggregate principal balance of the mortgage loans as of the Supplemental Reference Date was equal to approximately 49.4% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date.

    The mortgage loans underlying the certificates have prepaid at a rate equal to 50.6% per annum. A total of 1,573 of the 3,287 mortgage loans underlying the certificates as of the date of issuance have been prepaid in full or liquidated and are no longer included in the mortgage pool.

    No losses have been allocated to the Class B-6 Certificates.

    As of the Supplemental Reference Date, the weighted average remaining term to maturity of the mortgage loans was 348 months.

    Approximately 0.6% (by aggregate principal balance as of the Supplemental Reference Date) of the mortgage loans were delinquent by one month. Approximately 0.1% (by aggregate principal balance as of the Supplemental Reference Date) of the mortgage loans were delinquent by two months or more, were in foreclosure or were held by mortgagors who were in bankruptcy.

    SEE APPENDIX B TO THIS SUPPLEMENT FOR A DETAILED DESCRIPTION OF THE MORTGAGE LOANS AS OF THE SUPPLEMENTAL REFERENCE DATE.

                        DESCRIPTION OF THE CERTIFICATES

    Immediately after the Distribution Date in November 2003, the Senior Certificates comprised approximately 94.4%, the Senior Subordinate Certificates comprised approximately 4.5%, and the Junior Subordinate Certificates comprised approximately 1.1%, of the aggregate principal balance of the mortgage loans as of the Supplemental Reference Date.

    Immediately after the Distribution Date in November 2003, the Class Principal Balance of each class of certificates was as follows:

                        CLASS PRINCIPAL
CLASS                       BALANCE
-----                       -------
A.....................  $   929,865,360
X.....................               --(1)
B-1...................       20,856,869
B-2...................       15,890,900
B-3...................        7,945,550
B-4...................        2,979,482
B-5...................        2,979,581
B-6...................        4,965,947
R.....................                0

---------

(1) For each Distribution Date in or before November 2007, the Class X Certificates will accrue interest on the Class X Notional Amount, which will equal the Class Principal Balance of the Class A Certificates immediately before that Distribution Date. The Class X Notional Amount immediately after the Distribution Date in November 2003 will be approximately $929,865,360.

                  DELINQUENCY, LOSS AND FORECLOSURE EXPERIENCE

    The following table contains information, as reported to Washington Mutual Mortgage Securities Corp. by its various servicers, concerning recent delinquency, loss and foreclosure experience on mortgage loans included in various mortgage pools underlying all series of Washington Mutual Mortgage Securities Corp.'s mortgage pass-through certificates in which one or more classes of certificates were publicly offered.

    There can be no assurance that the delinquency, loss and foreclosure experience shown in the following table (which includes mortgage loans with various terms to stated maturity and a variety of payment characteristics, such as balloon loans and buydown loans) will be representative of the results that may be experienced for the mortgage loans included in the Trust. Delinquencies, losses and foreclosures generally are expected to occur more frequently after the first full year of the life of a mortgage loan. Accordingly, because a large number of mortgage loans included in the mortgage pools underlying Washington Mutual Mortgage Securities Corp.'s mortgage pass-through certificates have been recently originated, the current level of delinquencies, losses and foreclosures may not be representative of the levels that may be experienced over the lives of those mortgage loans.

                                           AT OR FOR THE YEAR          AT OR FOR THE YEAR          AT OR FOR THE QUARTER
                                                  ENDED                       ENDED                        ENDED
                                            DECEMBER 31, 2001           DECEMBER 31, 2002            SEPTEMBER 30, 2003
                                        -------------------------   -------------------------   ----------------------------
                                                      BY DOLLAR                   BY DOLLAR                      BY DOLLAR
                                                      AMOUNT OF                   AMOUNT OF                      AMOUNT OF
                                        BY NO. OF       LOANS       BY NO. OF       LOANS       BY NO. OF          LOANS
                                          LOANS     (IN MILLIONS)     LOANS     (IN MILLIONS)     LOANS        (IN MILLIONS)
                                          -----     -------------     -----     -------------     -----        -------------
Total Rated Mortgage Pass-Through
  Certificate Portfolio..............    110,236      $30,674.1      122,709      $47,538.8      101,687         $44,092.6
Average Balance(1)...................    105,313       25,446.2      117,878       39,918.7      114,890          47,746.0
Period of Delinquency(2)
    31 to 59 days....................      2,840          605.0        2,406          667.7        1,529             417.5
    60 to 89 days....................        740          140.8          552          129.8          390              87.3
    90 days or more..................        885          167.0          406           88.4          280              65.9
                                         -------      ---------      -------      ---------      -------         ---------
Total Delinquent Loans...............      4,465      $   912.8        3,364      $   885.9        2,199         $   570.7
Delinquency Rate.....................       4.05%          2.98%        2.74%          1.86%        2.16%             1.29%
Foreclosures(3)......................        790      $   135.0        1,089      $   197.3          901         $   167.7
Foreclosure Ratio(4).................       0.72%          0.44%        0.89%          0.42%        0.89%             0.38%
Covered Losses(5)....................                 $     8.8                   $    17.3                      $    13.5
Applied Losses(6)....................                 $     8.5                   $    16.5                      $    12.4

Note: Due to rounding, totals may not equal sum of line items.

                                                        (footnotes on next page)

(1) Average balance for the period indicated is based on end of month balances divided by the number of months in the period indicated.

(2) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for the purpose of this table until one month has passed after the related due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have begun.

(3) Includes mortgage loans for which foreclosure proceedings had been instituted or for which the related property had been acquired as of the dates indicated.

(4) Foreclosures as a percentage of total mortgage loans at the end of each period.

(5) Covered losses are gross losses (as defined below) realized during the period indicated that were covered by credit enhancements obtained or established for one or more pools of mortgage loans, exclusive of any insurance (such as primary mortgage insurance or ordinary hazard insurance) that was available for specific mortgage loans or mortgaged properties. 'Gross losses' are the sum for each mortgage loan liquidated during the applicable period of the difference between (a) the sum of the outstanding principal balance plus accrued interest, plus all liquidation expenses related to the mortgage loan and (b) all amounts received in connection with the liquidation of the related mortgaged property, including insurance (such as primary mortgage insurance or ordinary hazard insurance) available solely for the mortgage loan or the related mortgaged property.

(6) Applied losses are covered losses that were applied against the outstanding principal balance of the mortgage pass-through certificates during the period indicated.

                      YIELD AND PREPAYMENT CONSIDERATIONS

    For purposes of the table in Appendix A to this supplement, it is assumed that the mortgage loans are comprised of the groups of hypothetical mortgage loans, which have the common characteristics indicated:

                     GROUPS OF HYPOTHETICAL MORTGAGE LOANS

                                  REMAINING   ORIGINAL   MORTGAGE
HYPOTHETICAL   UNPAID PRINCIPAL     TERM        TERM     INTEREST
LOAN NUMBER      BALANCE ($)      (MONTHS)    (MONTHS)   RATE (%)   MARGIN (%)
-----------      -----------      --------    --------   --------   ----------
1               103,397,781.14       347        360      5.32050      2.750
2               648,147,835.88       348        360      5.21316      2.749
3                43,487,221.36       347        360      5.43029      2.750
4               190,450,850.80       348        360      5.36095      2.752

                            INTEREST-
                              ONLY                MAXIMUM INCREASE
               MONTHS TO    REMAINING    RATE         ON FIRST       PERIODIC
HYPOTHETICAL   FIRST RATE     TERM      CEILING   ADJUSTMENT DATE      CAP
LOAN NUMBER    ADJUSTMENT   (MONTHS)      (%)           (%)            (%)
-----------    ----------   --------      ---           ---            ---
1                  46           46      10.361         5.000          2.000
2                  48           48      10.220         5.000          2.000
3                  46          N/A      10.523         5.000          2.000
4                  48          N/A      10.415         5.000          2.000

and that:

         the Index remains constant at 1.35%;

         the Rate Floor for each mortgage loan is equal to its Margin;

         the servicing fee and the master servicing fee are as set forth in the prospectus supplement;

         scheduled payments on all mortgage loans are received on the first day of each month beginning December 1, 2003;

         any Payoffs on the mortgage loans are received on the last day of each month beginning in November 2003 and include 30 days of interest;

         there are no defaults or delinquencies on the mortgage loans;

         optional termination of the Trust does not occur;

         there are no partial prepayments on the mortgage loans and prepayments are computed after giving effect to scheduled payments received on the following day;

         the mortgage loans prepay at the indicated constant percentages of the CPR;

         the date of issuance for the certificates is November 25, 2003;

         cash distributions are received by the certificateholders on the 25th day of each month when due, beginning on December 25, 2003; and

         the scheduled monthly payments for each hypothetical mortgage loan are computed based upon its unpaid principal balance, mortgage interest rate and amortized remaining term such that each hypothetical mortgage loan will fully amortize on its maturity date.

                             METHOD OF DISTRIBUTION

    All of the currently offered certificates are being sold by Lehman Brothers Inc., as the underwriter. An underwriting agreement between Washington Mutual Mortgage Securities Corp. and the underwriter governs the sale of the currently offered certificates. The underwriter purchased the currently offered certificates from Washington Mutual Bank, FA and Washington Mutual Bank, each an affiliate of Washington Mutual Mortgage Securities Corp., at a price of approximately 100.671875% immediately after the Distribution Date in September 2003, of the aggregate principal balance of the currently offered certificates. The underwriter will distribute the currently offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the currently offered certificates paid by the underwriter and the proceeds from the sale of the currently offered certificates realized by the underwriter will constitute underwriting discounts and commissions.

    Washington Mutual Mortgage Securities Corp. has agreed to indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933.

                                                                   APPENDIX A'D'

                                                              PERCENT OF CLASS PRINCIPAL BALANCE OUTSTANDING
                                                          AT VARIOUS PERCENTAGES OF THE CONSTANT PREPAYMENT RATE
                                                                                 CLASS A
                                                         --------------------------------------------------------
       DATE                                              15%          20%          25%          30%          35%
       ----                                              ---          ---          ---          ---          ---
       November 25, 2003...............................   100          100          100          100          100
       November 25, 2004...............................    84           79           74           69           64
       November 25, 2005...............................    71           63           55           47           41
       November 25, 2006...............................    60           50           41           33           26
       November 25, 2007...............................    51           40           31           23           17
       November 25, 2008...............................    42           31           22           16           11
       November 25, 2009...............................    35           24           16           11            7
       November 25, 2010...............................    29           19           12            7            4
       November 25, 2011...............................    24           15            9            5            3
       November 25, 2012...............................    20           11            6            3            2
       November 25, 2013...............................    16            9            5            2            1
       November 25, 2014...............................    13            7            3            2            1
       November 25, 2015...............................    11            5            2            1            *
       November 25, 2016...............................     9            4            2            1            *
       November 25, 2017...............................     7            3            1            *            *
       November 25, 2018...............................     6            2            1            *            *
       November 25, 2019...............................     5            2            1            *            *
       November 25, 2020...............................     4            1            *            *            *
       November 25, 2021...............................     3            1            *            *            *
       November 25, 2022...............................     2            1            *            *            *
       November 25, 2023...............................     2            1            *            *            *
       November 25, 2024...............................     1            *            *            *            *
       November 25, 2025...............................     1            *            *            *            *
       November 25, 2026...............................     1            *            *            *            *
       November 25, 2027...............................     1            *            *            *            *
       November 25, 2028...............................     *            *            *            *            *
       November 25, 2029...............................     *            *            *            *            *
       November 25, 2030...............................     *            *            *            *            *
       November 25, 2031...............................     *            *            *            *            *
       November 25, 2032...............................     0            0            0            0            0
       Weighted Average Life (in Years)(1).............  5.51         4.20         3.34         2.73         2.27
       Weighted Average Life to Distribution Date in
        November 2007 (in Years)(1)(2).................  2.92         2.63         2.36         2.12         1.90

                                          PERCENT OF CLASS PRINCIPAL BALANCE OUTSTANDING
                                          AT VARIOUS PERCENTAGES OF THE CONSTANT PREPAYMENT RATE

                                                               CLASS A
                                                        -----------------
       DATE                                              40%          50%
       ----                                              ---          ---
       November 25, 2003...............................   100          100
       November 25, 2004...............................    59           49
       November 25, 2005...............................    34           23
       November 25, 2006...............................    20           12
       November 25, 2007...............................    12            6
       November 25, 2008...............................     7            3
       November 25, 2009...............................     4            1
       November 25, 2010...............................     2            1
       November 25, 2011...............................     1            *
       November 25, 2012...............................     1            *
       November 25, 2013...............................     *            *
       November 25, 2014...............................     *            *
       November 25, 2015...............................     *            *
       November 25, 2016...............................     *            *
       November 25, 2017...............................     *            *
       November 25, 2018...............................     *            *
       November 25, 2019...............................     *            *
       November 25, 2020...............................     *            *
       November 25, 2021...............................     *            *
       November 25, 2022...............................     *            *
       November 25, 2023...............................     *            *
       November 25, 2024...............................     *            *
       November 25, 2025...............................     *            *
       November 25, 2026...............................     *            *
       November 25, 2027...............................     *            *
       November 25, 2028...............................     *            *
       November 25, 2029...............................     *            *
       November 25, 2030...............................     *            0
       November 25, 2031...............................     *            0
       November 25, 2032...............................     0            0
       Weighted Average Life (in Years)(1).............  1.93         1.43
       Weighted Average Life to Distribution Date in
        November 2007 (in Years)(1)(2).................  1.70         1.35

    -------------

   'D' The following tables have been prepared based on the assumptions described in this supplement under 'Yield and Prepayment
       Considerations' (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from their actual characteristics and performance) and should be read in conjunction with that section.

     * Indicates an amount above zero and less than 0.5% of the original principal balance outstanding.

   (1) The weighted average life of any class of certificates is determined by
       (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificate to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

   (2) The weighted average lives to the Distribution Date in November 2007 have been prepared based on an additional assumption that the certificates are sold immediately after the Distribution Date in November 2007. November 2007 is the weighted average month of the first Adjustment Date for the mortgage loans.

                                                                      APPENDIX B

             MORTGAGE INTEREST RATES OF THE MORTGAGE LOANS
------------------------------------------------------------------------
                                    AGGREGATE PRINCIPAL   PERCENTAGE
                                     BALANCE OF THE         OF THE
                                        MORTGAGE          AGGREGATE
                        NUMBER OF    LOANS AS OF THE      PRINCIPAL
  MORTGAGE INTEREST     MORTGAGE      SUPPLEMENTAL        BALANCE OF ALL
       RATE (%)          LOANS       REFERENCE DATE       MORTGAGE LOANS
------------------------------------------------------------------------

4.125.................        1       $    772,400.00           0.08%
4.250.................        2          1,443,988.83           0.15
4.500.................        9          5,670,670.60           0.58
4.625.................        8          4,966,413.83           0.50
4.750.................       32         21,446,175.21           2.18
4.875.................       71         45,401,378.86           4.61
5.000.................      120         79,716,474.19           8.09
5.125.................      275        173,936,787.95          17.65
5.250.................      439        251,859,994.70          25.56
5.375.................      383        209,302,965.18          21.24
5.500.................      212        108,878,093.38          11.05
5.625.................       92         47,111,229.78           4.78
5.750.................       49         24,114,894.25           2.45
5.875.................       10          4,851,034.09           0.49
6.000.................        8          4,699,892.50           0.48
6.375.................        1            390,000.00           0.04
6.500.................        1            342,634.17           0.03
6.875.................        1            578,661.66           0.06
                          -----       ---------------         ------
  Total...............    1,714       $985,483,689.18         100.00%
                          -----       ---------------         ------
                          -----       ---------------         ------

                PASS-THROUGH RATES OF THE MORTGAGE LOANS
------------------------------------------------------------------------
                            AGGREGATE PRINCIPAL              WEIGHTED
                             BALANCE OF THE       WEIGHTED   AVERAGE
                                MORTGAGE          AVERAGE    SCHEDULED
         RANGE OF            LOANS AS OF THE      MORTGAGE   REMAINING
       PASS-THROUGH           SUPPLEMENTAL        INTEREST    TERM
        RATES (%)            REFERENCE DATE        RATES     (IN MONTHS)
------------------------------------------------------------------------
3.501 - 3.750.............    $    772,400.00       4.125%       348
3.751 - 4.000.............       1,443,988.83       4.250        348
4.001 - 4.250.............      10,637,084.43       4.558        348
4.251 - 4.500.............      66,847,554.07       4.835        348
4.501 - 4.750.............     253,653,262.14       5.086        348
4.751 - 5.000.............     461,162,959.88       5.307        348
5.001 - 5.250.............     155,989,323.16       5.538        348
5.251 - 5.500.............      28,965,928.34       5.771        347
5.501 - 5.750.............       4,699,892.50       6.000        348
5.751 - 6.000.............         390,000.00       6.375        342
6.001 - 6.250.............         342,634.17       6.500        337
6.251 - 6.500.............         578,661.66       6.875        342
                              ---------------      ------        ---
                              $985,483,689.18       5.263%*      348*
                              ---------------
                              ---------------

* Represents a weighted average of all the mortgage loans.

    As of the Supplemental Reference Date, the Pass-Through Rates for the mortgage loans ranged from approximately 3.700% per annum to 6.450% per annum, with a weighted average of approximately 4.838% per annum.

             ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS
---------------------------------------------------------------------------
                                     AGGREGATE PRINCIPAL   PERCENTAGE
                                      BALANCES OF THE        OF THE
                                         MORTGAGE           AGGREGATE
                         NUMBER OF    LOANS AS OF THE       PRINCIPAL
   RANGE OF ORIGINAL     MORTGAGE      SUPPLEMENTAL        BALANCE OF ALL
PRINCIPAL BALANCES ($)    LOANS       REFERENCE DATE       MORTGAGE LOANS
---------------------------------------------------------------------------
$  300,001 -   350,000...     203       $ 66,743,743.21            6.77%
$  350,001 -   400,000...     293        108,081,027.82           10.97
$  400,001 -   450,000...     206         86,393,216.37            8.77
$  450,001 -   500,000...     189         89,653,758.40            9.10
$  500,001 -   550,000...     124         64,378,096.25            6.53
$  550,001 -   600,000...     123         70,236,366.11            7.13
$  600,001 -   650,000...     115         71,974,079.35            7.30
$  650,001 -   700,000...      62         41,277,055.97            4.19
$  700,001 -   750,000...      51         36,286,206.35            3.68
$  750,001 -   800,000...      43         33,210,590.89            3.37
$  800,001 -   850,000...      28         22,884,177.66            2.32
$  850,001 -   900,000...      37         32,540,806.24            3.30
$  900,001 -   950,000...      14         12,843,639.47            1.30
$  950,001 - 1,000,000...      73         70,383,081.44            7.14
$1,000,001 - 1,050,000...      35         34,170,916.30            3.47
$1,050,001 - 1,100,000...      32         34,213,195.17            3.47
$1,100,001 - 1,150,000...      11         12,378,500.00            1.26
$1,150,001 - 1,200,000...      15         17,639,709.69            1.79
$1,200,001 - 1,250,000...       8          9,357,111.96            0.95
$1,250,001 - 1,300,000...      10         12,706,109.59            1.29
$1,300,001 - 1,350,000...       4          5,269,932.40            0.53
$1,350,001 - 1,400,000...      13         17,708,712.28            1.80
$1,400,001 - 1,450,000...       2          2,855,000.00            0.29
$1,450,001 - 1,500,000...      23         32,298,656.26            3.28
                            -----       ---------------          ------
  Total................     1,714       $985,483,689.18          100.00%
                            -----       ---------------          ------
                            -----       ---------------          ------

    As of the Supplemental Reference Date, the principal balances of the mortgage loans ranged from approximately $198 to $1,500,000 with an average of approximately $574,961.






            CURRENT LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS
---------------------------------------------------------------------------
                                       AGGREGATE PRINCIPAL   PERCENTAGE
                                        BALANCE OF THE         OF THE
                                           MORTGAGE          AGGREGATE
                           NUMBER OF    LOANS AS OF THE      PRINCIPAL
  CURRENT LOAN-TO-VALUE    MORTGAGE      SUPPLEMENTAL        BALANCE OF ALL
        RATIO (%)           LOANS       REFERENCE DATE       MORTGAGE LOANS
---------------------------------------------------------------------------
60.00 or less...........       529       $333,376,437.28          33.83%
60.01 - 70.00............      433        273,122,921.18          27.71
70.01 - 75.00............      354        193,563,458.39          19.64
75.01 - 80.00............      375        177,045,749.70          17.97
80.01 - 85.00............        6          2,158,871.10           0.22
85.01 - 90.00............       11          3,993,992.99           0.41
90.01 - 95.00............        6          2,222,258.54           0.23
                             -----       ---------------         ------
  Total..................    1,714       $985,483,689.18         100.00%
                             -----       ---------------         ------
                             -----       ---------------         ------

    At origination, the weighted average loan-to-value ratio of the mortgage loans was approximately 63.7%. As of the Supplemental Reference Date, the weighted average loan-to-value ratio of the mortgage loans was approximately 62.9%.

           TYPES OF MORTGAGED PROPERTIES SECURING MORTGAGE LOANS
---------------------------------------------------------------------------
                                       AGGREGATE PRINCIPAL   PERCENTAGE
                                        BALANCE OF THE         OF THE
                                           MORTGAGE          AGGREGATE
                           NUMBER OF    LOANS AS OF THE      PRINCIPAL
                           MORTGAGE      SUPPLEMENTAL        BALANCE OF ALL
      PROPERTY TYPE         LOANS       REFERENCE DATE       MORTGAGE LOANS
---------------------------------------------------------------------------
Single Family Detached...     1,538      $887,397,753.08          90.05%
Duplex...................        1            652,970.00           0.07
Fourplex.................        1            800,542.20           0.08
Condominium..............      155         79,855,651.87           8.10
Planned Unit
 Development.............        9          8,091,581.21           0.82
Housing Cooperative......       10          8,685,190.82           0.88
                             -----       ---------------         ------
  Total..................    1,714       $985,483,689.18         100.00%
                             -----       ---------------         ------
                             -----       ---------------         ------

          GEOGRAPHIC DISTRIBUTION BY STATE OF THE MORTGAGE LOANS
--------------------------------------------------------------------------
                                      AGGREGATE PRINCIPAL   PERCENTAGE
                                       BALANCE OF THE         OF THE
                                          MORTGAGE          AGGREGATE
                          NUMBER OF    LOANS AS OF THE      PRINCIPAL
                          MORTGAGE      SUPPLEMENTAL        BALANCE OF ALL
         STATE             LOANS       REFERENCE DATE       MORTGAGE LOANS
--------------------------------------------------------------------------
Alabama.................        4       $  1,580,979.63           0.16%
Arizona.................       54         31,100,541.22           3.16
California..............    1,024        598,790,400.20          60.76
Colorado................       58         29,629,420.33           3.01
Connecticut.............       57         35,808,843.92           3.63
Delaware................        1            568,000.00           0.06
District of Columbia....        3          1,526,744.51           0.15
Florida.................       58         37,972,543.47           3.85
Georgia.................       13          5,964,417.46           0.61
Idaho...................        1            436,000.00           0.04
Illinois................       47         23,083,737.57           2.34
Indiana.................        3            892,808.75           0.09
Kansas..................        1            350,107.06           0.04
Kentucky................        2            757,567.90           0.08
Maryland................       18          9,892,823.25           1.00
Massachusetts...........       40         22,876,439.24           2.32
Michigan................       14          6,167,982.04           0.63
Minnesota...............        2          1,393,090.11           0.14
Mississippi.............        1            375,280.53           0.04
Missouri................        7          3,879,061.50           0.39
Nevada..................       11          6,963,541.07           0.71
New Hampshire...........        2          1,404,616.29           0.14
New Jersey..............       22         11,964,215.42           1.21
New York................       94         57,270,946.31           5.81
North Carolina..........        9          5,556,640.99           0.56
Ohio....................        4          1,681,992.71           0.17
Oregon..................       18          9,583,256.69           0.97
Pennsylvania............        9          4,542,033.14           0.46
Rhode Island............        1            427,302.68           0.04
South Carolina..........        8          3,775,663.94           0.38
Tennessee...............        3          1,033,529.18           0.10
Texas...................       22         14,605,498.00           1.48
Utah....................        2            780,819.14           0.08
Virginia................       24         15,058,393.96           1.53
Washington..............       77         37,788,450.97           3.83
                            -----       ---------------         ------
  Total.................    1,714       $985,483,689.18         100.00%
                            -----       ---------------         ------
                            -----       ---------------         ------

    No more than approximately 1.4% of the mortgage loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 0.7% of the mortgage loans will be secured by mortgaged properties in any single zip code area outside of California.

                INTEREST RATE FLOOR OF THE MORTGAGE LOANS
--------------------------------------------------------------------------
                                      AGGREGATE PRINCIPAL   PERCENTAGE
                                       BALANCE OF THE         OF THE
                                          MORTGAGE          AGGREGATE
                          NUMBER OF    LOANS AS OF THE      PRINCIPAL
                          MORTGAGE      SUPPLEMENTAL        BALANCE OF ALL
INTEREST RATE FLOOR (%)    LOANS       REFERENCE DATE       MORTGAGE LOANS
--------------------------------------------------------------------------
2.600...................        6       $  3,438,195.26           0.35%
2.650...................        2          1,100,967.42           0.11
2.750...................    1,701        979,034,253.14          99.35
2.760...................        1            312,000.00           0.03
3.125...................        3          1,274,492.84           0.13
3.250...................        1            323,780.52           0.03
                            -----       ---------------         ------
  Total.................    1,714       $985,483,689.18         100.00%
                            -----       ---------------         ------
                            -----       ---------------         ------

              SCHEDULED MATURITY YEARS OF THE MORTGAGE LOANS
--------------------------------------------------------------------------
                                      AGGREGATE PRINCIPAL   PERCENTAGE
                                       BALANCE OF THE         OF THE
                                          MORTGAGE          AGGREGATE
                          NUMBER OF    LOANS AS OF THE      PRINCIPAL
                          MORTGAGE      SUPPLEMENTAL        BALANCE OF ALL
    YEAR OF MATURITY       LOANS       REFERENCE DATE       MORTGAGE LOANS
--------------------------------------------------------------------------
2031....................        1       $    342,634.17           0.03%
2032....................    1,713        985,141,055.01          99.97
                            -----       ---------------         ------
  Total.................    1,714       $985,483,689.18         100.00%
                            -----       ---------------         ------
                            -----       ---------------         ------

    The weighted average remaining term of the mortgage loans as of the Supplemental Reference Date is approximately 348 months.

    The latest scheduled maturity of any of the mortgage loans is December 2032.

            DOCUMENTATION PROGRAM TYPES OF THE MORTGAGE LOANS
--------------------------------------------------------------------------
                                      AGGREGATE PRINCIPAL   PERCENTAGE
                                       BALANCE OF THE         OF THE
                                          MORTGAGE          AGGREGATE
                          NUMBER OF    LOANS AS OF THE      PRINCIPAL
   LOAN DOCUMENTATION     MORTGAGE      SUPPLEMENTAL        BALANCE OF ALL
      PROGRAM TYPE         LOANS       REFERENCE DATE       MORTGAGE LOANS
--------------------------------------------------------------------------
Full Documentation......      824       $429,909,124.53          43.62%
Reduced Documentation...      890        555,574,564.65          56.38
                            -----       ---------------         ------
  Total.................    1,714       $985,483,689.18         100.00%
                            -----       ---------------         ------
                            -----       ---------------         ------

    As of the Supplemental Reference Date, the weighted average loan-to-value ratio of the mortgage loans originated under a reduced documentation program was approximately 60.3%.

                      PURPOSE OF THE MORTGAGE LOANS
--------------------------------------------------------------------------
                                      AGGREGATE PRINCIPAL   PERCENTAGE
                                       BALANCE OF THE         OF THE
                                          MORTGAGE          AGGREGATE
                          NUMBER OF    LOANS AS OF THE      PRINCIPAL
                          MORTGAGE      SUPPLEMENTAL        BALANCE OF ALL
    PURPOSE OF LOAN        LOANS       REFERENCE DATE       MORTGAGE LOANS
--------------------------------------------------------------------------
Purchase Loans..........      378       $212,356,969.40          21.55%
Rate/Term Refinances....      805        450,875,776.72          45.75
Cash Out Refinances.....      531        322,250,943.06          32.70
                            -----       ---------------         ------
  Total.................    1,714       $985,483,689.18         100.00%
                            -----       ---------------         ------
                            -----       ---------------         ------


         YEARS OF INITIAL MONTHLY PAYMENTS FOR THE MORTGAGE LOANS
---------------------------------------------------------------------------
                                       AGGREGATE PRINCIPAL   PERCENTAGE
                                        BALANCE OF THE         OF THE
                                           MORTGAGE          AGGREGATE
                           NUMBER OF    LOANS AS OF THE      PRINCIPAL
     YEAR OF INITIAL       MORTGAGE      SUPPLEMENTAL        BALANCE OF ALL
     MONTHLY PAYMENT        LOANS       REFERENCE DATE       MORTGAGE LOANS
---------------------------------------------------------------------------
2002.....................    1,710       $983,431,198.91          99.79%
2003.....................        4          2,052,490.27           0.21
                             -----       ---------------         ------
  Total..................    1,714       $985,483,689.18         100.00%
                             -----       ---------------         ------
                             -----       ---------------         ------

                  OCCUPANCY STATUS OF THE MORTGAGE LOANS
--------------------------------------------------------------------------
                                      AGGREGATE PRINCIPAL   PERCENTAGE
                                       BALANCE OF THE         OF THE
                                          MORTGAGE          AGGREGATE
                          NUMBER OF    LOANS AS OF THE      PRINCIPAL
                          MORTGAGE      SUPPLEMENTAL        BALANCE OF ALL
    OCCUPANCY STATUS       LOANS       REFERENCE DATE       MORTGAGE LOANS
--------------------------------------------------------------------------
Owner Occupied..........    1,635       $944,170,156.22          95.81%
Owner Occupied - 2nd
 Home...................       75         39,267,746.19           3.98
Non-Owner Occupied......        4          2,045,786.77           0.21
                            -----       ---------------         ------
  Total.................    1,714       $985,483,689.18         100.00%
                            -----       ---------------         ------
                            -----       ---------------         ------





             CREDIT SCORE DISTRIBUTION OF THE MORTGAGE LOANS
--------------------------------------------------------------------------
                                      AGGREGATE PRINCIPAL   PERCENTAGE
                                       BALANCE OF THE         OF THE
                                          MORTGAGE          AGGREGATE
                          NUMBER OF    LOANS AS OF THE      PRINCIPAL
                          MORTGAGE      SUPPLEMENTAL        BALANCE OF ALL
      CREDIT SCORE         LOANS       REFERENCE DATE       MORTGAGE LOANS
--------------------------------------------------------------------------
620 - 639...............       26       $ 11,945,777.02           1.21%
640 - 659...............       32         15,223,473.48           1.54
660 - 679...............       53         27,084,840.81           2.75
680 - 699...............       97         50,947,705.19           5.17
700 - 719...............      237        150,338,801.94          15.26
720 - 739...............      372        222,860,891.79          22.61
740 - 759...............      337        200,435,134.40          20.34
760 - 779...............      318        178,265,465.83          18.09
780 - 799...............      204        107,765,366.59          10.94
800 or greater..........       38         20,616,232.13           2.09
                            -----       ---------------         ------
  Total.................    1,714       $985,483,689.18         100.00%
                            -----       ---------------         ------
                            -----       ---------------         ------

    As of the Supplemental Reference Date, the weighted average credit score of the mortgage loans was approximately 739.

                      MARGINS OF THE MORTGAGE LOANS
--------------------------------------------------------------------------
                                      AGGREGATE PRINCIPAL   PERCENTAGE
                                       BALANCE OF THE         OF THE
                                          MORTGAGE          AGGREGATE
                          NUMBER OF    LOANS AS OF THE      PRINCIPAL
                          MORTGAGE      SUPPLEMENTAL        BALANCE OF ALL
       MARGIN (%)          LOANS       REFERENCE DATE       MORTGAGE LOANS
--------------------------------------------------------------------------
2.600...................        6       $  3,438,195.26           0.35%
2.650...................        2          1,100,967.42           0.11
2.750...................    1,701        979,034,253.14          99.35
2.760...................        1            312,000.00           0.03
3.125...................        3          1,274,492.84           0.13
3.250...................        1            323,780.52           0.03
                            -----       ---------------         ------
  Total.................    1,714       $985,483,689.18         100.00%
                            -----       ---------------         ------
                            -----       ---------------         ------

        FIRST INTEREST RATE ADJUSTMENT DATE OF THE MORTGAGE LOANS
--------------------------------------------------------------------------
                                      AGGREGATE PRINCIPAL   PERCENTAGE
                                       BALANCE OF THE         OF THE
                                          MORTGAGE          AGGREGATE
                          NUMBER OF    LOANS AS OF THE      PRINCIPAL
                          MORTGAGE      SUPPLEMENTAL        BALANCE OF ALL
       MONTH/YEAR          LOANS       REFERENCE DATE       MORTGAGE LOANS
--------------------------------------------------------------------------
12/2006.................        1       $    342,634.17           0.03%
05/2007.................        2            968,661.66           0.10
08/2007.................       12          7,654,870.38           0.78
09/2007.................       34         19,158,923.11           1.94
10/2007.................      216        118,759,913.18          12.05
11/2007.................    1,445        836,546,196.41          84.89
12/2007.................        4          2,052,490.27           0.21
                            -----       ---------------         ------
  Total.................    1,714       $985,483,689.18         100.00%
                            -----       ---------------         ------
                            -----       ---------------         ------

                   ORIGINAL TERMS OF THE MORTGAGE LOANS
--------------------------------------------------------------------------
                                      AGGREGATE PRINCIPAL   PERCENTAGE
                                       BALANCE OF THE         OF THE
                                          MORTGAGE          AGGREGATE
                          NUMBER OF    LOANS AS OF THE      PRINCIPAL
       LOAN TERM          MORTGAGE      SUPPLEMENTAL        BALANCE OF ALL
      (IN MONTHS)          LOANS       REFERENCE DATE       MORTGAGE LOANS
--------------------------------------------------------------------------
360.....................    1,714       $985,483,689.18         100.00%
                            -----       ---------------         ------
  Total.................    1,714       $985,483,689.18         100.00%
                            -----       ---------------         ------
                            -----       ---------------         ------

               INTEREST RATE CEILING OF THE MORTGAGE LOANS
--------------------------------------------------------------------------
                                      AGGREGATE PRINCIPAL   PERCENTAGE
                                       BALANCE OF THE         OF THE
                                          MORTGAGE          AGGREGATE
                          NUMBER OF    LOANS AS OF THE      PRINCIPAL
                          MORTGAGE      SUPPLEMENTAL        BALANCE OF ALL
    CEILING RATE (%)       LOANS       REFERENCE DATE       MORTGAGE LOANS
--------------------------------------------------------------------------
 9.125..................        1       $    772,400.00           0.08%
 9.250..................        2          1,443,988.83           0.15
 9.500..................        9          5,670,670.60           0.58
 9.625..................        8          4,966,413.83           0.50
 9.750..................       30         20,626,440.13           2.09
 9.875..................       69         44,638,328.08           4.53
10.000..................      115         76,855,485.48           7.80
10.125..................      273        171,983,078.65          17.45
10.250..................      434        249,503,678.14          25.32
10.375..................      376        205,278,289.54          20.83
10.500..................      211        109,265,360.11          11.09
10.625..................       84         43,270,044.18           4.39
10.652..................        1            348,851.74           0.04
10.750..................       46         22,164,144.00           2.25
10.875..................       11          5,851,034.09           0.59
11.000..................        8          4,948,904.84           0.50
11.125..................        1            628,304.68           0.06
11.250..................        6          3,341,933.59           0.34
11.375..................        7          3,439,955.46           0.35
11.500..................        6          2,372,047.65           0.24
11.625..................        9          4,480,497.31           0.45
11.750..................        2          1,360,761.35           0.14
11.950..................        3          1,140,924.58           0.12
12.875..................        1            578,661.66           0.06
15.000..................        1            553,490.66           0.06
                            -----       ---------------         ------
  Total.................    1,714       $985,483,689.18         100.00%
                            -----       ---------------         ------
                            -----       ---------------         ------


                          STATEMENT OF DIFFERENCES


The dagger symbol shall be expressed as ..............................'D'